Exhibit 23.4

22/F, The Loop, 33 Wellington Street Central, Hong Kong www.omassurance.com

2 October, 2026

The Board of Directors

LPC Limited

Cayman Islands

Dear Sirs / Madams,

Re: Consent of Independent Industry Consultant - Proposed Initial Public Offering and Listing of LPC Limited

We, Orionmano International Holdings Co. Limited, trading as Orionmano Assurance Services (“OM Assurance”, “we” or “us”), understand that LPC Limited (the “Company”), together with its subsidiaries including Lotus Power Corporation (M) Sdn. Bhd., proposes to submit to and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (including any draft registration statement and any amendments and supplements thereto, the “Registration Statement”) in connection with the proposed initial public offering of its ordinary shares and their listing on a U.S. national securities exchange (the “Offering”).

We hereby consent to:

(a)	the references to our name, OM Assurance, as independent industry consultant in the Registration Statement and the prospectus contained therein, including, without limitation, under the headings “Prospectus Summary”, “Market and Industry Data”, “Industry”, “Business” and “Experts”;

(b)	the inclusion, citation and summary of information, data and statements from the industry research report prepared by us for the Company (together with any amendments or updates thereto, the “Report”) in the Registration Statement and the prospectus contained therein;

(c)	the use of the foregoing in any other submissions or filings made by the Company with the SEC or any securities exchange on which the Company’s securities are proposed to be listed in connection with the Offering, including any registration statement filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and in any roadshow or marketing materials relating to the Offering; and

(d)	the filing of this letter as an exhibit to the Registration Statement and any amendments thereto.

This consent is given on the basis that the information derived from the Report is presented fairly and in the context in which it appears in the Report.

Yours faithfully,

For and on behalf of

Orionmano International Holdings Co. Limited

/s/ Leung Tik Kan
Name:	Leung Tik Kan
Title:	Senior Manager
Date:	2 October, 2026

Orionmano International Holdings Co. Limited | 22/F, The Loop, 33 Wellington Street, Central, Hong Kong